Exhibit 12.1

Computation of Ratios

CarrAmerica Realty Operating Partnership, L.P.

Calculation of Earnings:	Six Months Ended June 30, 2004	2003	2002	2001	2000	1999
Income from continuing operations before income taxes, minority interest, and gain on sale of properties and impairment losses on real estate	30,102	66,106	77,710	67,308	107,593	96,069
Less: Equity in earnings	(3,747)	(7,034)	(7,188)	(9,322)	(7,596)	(5,167)
Add: Gain (loss) on sale of properties and impairment losses on real estate	(58)	(3,095)	13,156	2,964	55,047	55,453

Income from continuing operations before income taxes, adjustment for minority interest and income from equity investees	26,297	55,977	83,678	60,950	155,044	146,355

Additions:
Fixed Charges
Interest expense	54,176	104,492	99,018	83,676	98,835	89,057
Capitalized interest	361	1,696	3,274	6,221	12,367	26,485

	54,537	106,188	102,292	89,897	111,202	115,542
(1) Amortization of capitalized interest	1,202	2,394	2,352	2,270	2,114	1,805
(2) Distributed income of equity investees	3,747	7,034	7,188	9,322	7,596	5,167

Subtractions:
Capitalized interest	(361)	(1,696)	(3,274)	(6,221)	(12,367)	(26,485)

Adjusted Earnings	85,422	169,897	192,236	156,218	263,589	242,384

Fixed Charges (from above)	54,537	106,188	102,292	89,897	111,202	115,542

Ratio of Earnings to Fixed Charges	1.57	1.60	1.88	1.74	2.37	2.10

(1)	Represents an estimate of capitalized interest costs based on the Company’s established depreciation policy and an analysis of interest costs capitalized since 1996 (the year in which CarrAmerica began significant development activity).
(2)	Represents an estimate of distributed income. Amount is based upon equity in earnings for each period due to the fact that distributions exceeded equity in earnings for each period.

Computation of Ratios

CarrAmerica Realty Corporation

Calculation of Earnings:	Six Months Ended June 30, 2004	2003	2002	2001	2000	1999
Income from continuing operations before income taxes, minority interest, and gain on sale of properties and impairment losses on real estate	30,102	66,106	77,710	67,308	107,593	96,069
Less: Equity in earnings	(3,747)	(7,034)	(7,188)	(9,322)	(7,596)	(5,167)
Add: Gain (loss) on sale of properties and impairment losses on real estate	(58)	(3,095)	13,156	2,964	55,047	55,453

Income from continuing operations before income taxes, adjustment for minority interest and income from equity investees	26,297	55,977	83,678	60,950	155,044	146,355

Additions:
Fixed Charges
Interest expense	54,176	104,492	99,018	83,676	98,835	89,057
Capitalized interest	361	1,696	3,274	6,221	12,367	26,485

	54,537	106,188	102,292	89,897	111,202	115,542

(1) Amortization of capitalized interest	1,202	2,394	2,352	2,270	2,114	1,805
(2) Distributed income of equity investees	3,747	7,034	7,188	9,322	7,596	5,167

Subtractions:
Capitalized interest	(361)	(1,696)	(3,274)	(6,221)	(12,367)	(26,485)

Adjusted Earnings	85,422	169,897	192,236	156,218	263,589	242,384

Fixed Charges (from above)	54,537	106,188	102,292	89,897	111,202	115,542

Ratio of Earnings to Fixed Charges	1.57	1.60	1.88	1.74	2.37	2.10

(1)	Represents an estimate of capitalized interest costs based on the Company’s established depreciation policy and an analysis of interest costs capitalized since 1996 (the year in which CarrAmerica began significant development activity).
(2)	Represents an estimate of distributed income. Amount is based upon equity in earnings for each period due to the fact that distributions exceeded equity in earnings for each period.

Computation of Ratios

CarrAmerica Realty, L.P.

Calculation of Earnings:	Six Months Ended June 30, 2004	2003	2002	2001	2000	1999
Income from Continuing Operations before income taxes, minority interest and gain on sale of assets and other provisions, net (as filed)	7,261	19,526	19,483	19,960	21,950	28,010
Discontinued operations	—	—	—	(8,624)	(5,838)	(3,318)
Less: Equity in earnings	(731)	(2,264)	(3,138)	(3,653)	(1,251)	(8)
Add: Gain on sale of assets and other provisions, pre-tax	73	(427)	(1,009)	(7,435)	24,921	3,804

Pre-tax income from continuing ops. Before adj. For MI and income from equity investees	6,603	16,835	15,336	248	39,782	28,488

Additions:
Fixed Charges
Interest Expense	4,605	9,825	14,628	19,185	27,567	20,545
Capitalized Interest	—	—	196	761	2,341	5,177
Amortized discounts or premium on debt	—	—	—	—	—	—
Deferred Financing Costs	11	42	59	54	54	54

	4,616	9,867	14,883	20,000	29,962	25,776

(1) Amortization of Cap’d Int	209	418	418	413	394	335
(2) Distributed income of equity investees	731	2,264	3,138	3,653	1,251	8

Subtractions:
Capitalized Interest	—	—	(196)	(761)	(2,341)	(5,177)

Adjusted Earnings	12,159	29,384	33,579	23,553	69,048	49,430

Fixed Charges (from above)	4,616	9,867	14,883	20,000	29,962	25,776
Preferred Stock Dividends	—	—	—	—	—	—

Ratio of Earnings to Fixed Charges	2.63	2.98	2.26	1.18	2.30	1.92

Ratio of Earnings to Fixed Charges and Preferred Stock Dividends	2.63	2.98	2.26	1.18	2.30	1.92

(1)	Represents an estimate of capitalized interest costs based on the Company’s established depreciation policy and an analysis of interest costs capitalized since 1996 (the year in which CarrAmerica began significant development activity).
(2)	Represents an estimate of distributed income. Amount is based upon equity in earnings for each period due to the fact that distributions per the cash flow exceeded equity in earnings for each period.